EXHIBIT 10.1

AMENDMENT AND RESTATEMENT OF THE

COMPUTER SCIENCES CORPORATION

DEFERRED COMPENSATION PLAN

AND

SUMMARY PLAN DESCRIPTION

Effective as of January 1, 2005

ARTICLE VIII - MISCELLANEOUS PROVISIONS

Section 8.1 - Termination of Part A of the Plan	19
Section 8.2 - Limitation on Rights of Part A Participants	12
Section 8.3 - Consolidation or Merger; Adoption of Plan by
Other Companies	20
Section 8.4 - Errors and Misstatements	20
Section 8.5 - Payment on Behalf of Minor, Etc.	20
Section 8.6 - Amendment of Plan	20
Section 8.7 - Funding	21
Section 8.8 - Governing Law	21
Section 8.9 - Pronouns and Plurality	21
Section 8.10 - Titles	21
Section 8.11 - References	21

ARTICLE IX - DEFINITIONS

Section 9.1 - General	22
Section 9.2 - Administrator	22
Section 9.3 - Board	22
Section 9.4 - Change in Control	22
Section 9.5 - Chief Executive Officer	22
Section 9.6 - Code	22
Section 9.7 - Committee	22
Section 9.8 - Company	23
Section 9.9 - Delegate	23
Section 9.10 - Disability	23
Section 9.11 - Eligible Key Executive	23
Section 9.12 - Employee	23
Section 9.13 - ERISA	23
Section 9.14 - Exchange Act	23
Section 9.15 - Hardship	23
Section 9.16 - Part B Account	24
Section 9.17 - Part B Deferred Compensation	24
Section 9.18 - Part B Distribution Election	24
Section 9.19 - Part B Election Form	24
Section 9.20 - Part B Participant	24
Section 9.21 - Partial First Plan Year	24
Section 9.22 - Payday	24
Section 9.23 - Performance-Based Compensation	24
Section 9.24 - Plan Year	25
Section 9.25 - Predecessor Plan	25
Section 9.26 - Qualified Annual Bonus	25
Section 9.27 - Qualified Director Compensation	25
Section 9.28 - Qualified Quarterly Bonus	25
Section 9.29 - Qualified Salary	25
Section 9.30 - Retirement	25
Section 9.31 - Section 401(a)(17) Limitation	25
Section 9.32 - Separation from Service	26
Section 9.33 - Specified Employee	26

iii

AMENDMENT AND RESTATEMENT OF THE
COMPUTER SCIENCES CORPORATION
DEFERRED COMPENSATION PLAN

AND

SUMMARY PLAN DESCRIPTION

as Amended and Restated Effective as of January 1, 2005

          Computer Sciences Corporation, a Nevada corporation, by resolution of its Board of Directors dated August 14, 1995, has adopted the Computer Sciences Corporation Deferred Compensation Plan (the "Plan"), which constitutes a complete amendment and restatement of the Computer Sciences Corporation Nonqualified Deferred Compensation Plan (the "Predecessor Plan"), effective as of September 30, 1995, for the benefit of its Nonemployee Directors, as defined below, and certain of its Key Executives, as defined below.

          The Plan was amended and restated effective as of February 2, 1998, as of August 13, 2001, as of December 9, 2002 and as of August 11, 2003. The Plan is hereby amended and restated effective as of January 1, 2005 (the "2005 Restatement"), which amendment and restatement is intended as good faith compliance with Section 409A of the Code (as defined below) and the regulations and other Treasury Department guidance promulgated thereunder ("Section 409A"). The 2005 Restatement shall only apply to (i) "amounts deferred" (within the meaning of Section 409A) by Key Executives in taxable years beginning after December 31, 2004, and any earnings thereon and (ii) amounts deferred by Nonemployee Directors in taxable years beginning both before and after December 31, 2004, and any earnings thereon (collectively, "Section 409A Deferrals"). The provisions of the Plan in existence prior to the 2005 Restatement shall continue to govern "amounts deferred" (within the meaning of Section 409A) by Key Executives in taxable years beginning before January 1, 2005, and any earnings thereon (collectively, "Grandfathered Deferrals"). As such, the 2005 Restatement will divide the Plan into two parts: Part A, which is applicable solely to Grandfathered Deferrals, and Part B, which is applicable solely to Section 409A Deferrals.

          The Plan shall constitute two separate plans, one for the benefit of Nonemployee Directors (the "Nonemployee Director Plan") and one for the benefit of Key Executives (the "Key Executive Plan"). The Key Executive Plan is a nonqualified deferred compensation plan which is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, as defined below. The Nonemployee Director Plan is not subject to ERISA. This document is also intended to constitute the Summary Plan Description for the Plan. For purposes of the Plan, the term "Key Executive" shall mean any Employee of the Company who is an officer or other key executive of the Company and who qualifies as a "highly compensated employee or management employee" within the meaning of Title I of ERISA, and the term "Nonemployee Director" shall mean a member of the Board who is not an Employee.

PART A

ARTICLE I

DEFINITIONS

Section 1.1 General

          In addition to the terms defined in the preamble to the Plan, whenever the following terms are used in Part A of the Plan with the first letter capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.2 Administrator

          "Administrator" shall mean Computer Sciences Corporation, acting through its Chief Executive Officer, except that if the Chief Executive Officer has appointed a Delegate under Section 7.4, the term "Administrator" shall mean the Delegate as to those duties, powers and responsibilities specifically conferred upon the Delegate.

Section 1.3 Board

          "Board" shall mean the Board of Directors of Computer Sciences Corporation. The Board may delegate any power or duty otherwise allocated to the Administrator to any other person or persons, including a Committee appointed under Section 7.4.

Section 1.4 Change in Control

          "Change in Control" means, after September 30, 1995, (a) the acquisition by any person, entity or group (as defined in Section 13(d)3 of the Exchange Act), as beneficial owner, directly or indirectly, of securities of Computer Sciences Corporation representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of Computer Sciences Corporation, (b) a change during any period of two (2) consecutive years of a majority of the Board as constituted as of the beginning of such period, unless the election of each director who was not a director at the beginning of such period was approved by vote of at least two-thirds of the directors then in office who were directors at the beginning of such period, (c) a sale of substantially all of the property and assets of Computer Sciences Corporation, (d) a merger, consolidation, reorganization or other business combination to which Computer Sciences Corporation is a party and the consummation of which results in the outstanding voting securities of Computer Sciences Corporation being exchanged for or converted into cash, property and/or securities not issued by Computer Sciences Corporation, (e) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which does not result in the outstanding voting securities of the Company being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the Company into which such voting securities are converted as a result of such business combination) represent less than 50% of the voting power of the Company immediately following such business combination, or (f) any other event constituting a change in control of Computer Sciences Corporation for purposes of Schedule 14A of Regulation 14A under the Exchange Act.

Section 1.5 Chief Executive Officer

          "Chief Executive Officer" shall mean the Chief Executive Officer of Computer Sciences Corporation.

Section 1.6 Code

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with regulations thereunder.

Section 1.7 Committee

          "Committee" shall mean the Committee, if any, appointed in accordance with Section 7.4.

Section 1.8 Company

          "Company" shall mean Computer Sciences Corporation and all of its affiliates, and any entity which is a successor in interest to Computer Sciences Corporation and which continues Part A of the Plan under Section 8.3(a).

Section 1.9 Delegate

          "Delegate" shall mean the Delegate, if any, appointed in accordance with Section 7.4.

Section 1.10 Eligible Key Executive

          "Eligible Key Executive" shall mean any Key Executive who has been designated as eligible to participate in Part A of the Plan with respect to any Plan Year beginning before January 1, 2005 by the Chief Executive Officer.

Section 1.11 Employee

          "Employee" shall mean any person who renders services to the Company in the status of an employee as that term is defined in Code Section 3121(d), including officers but not including directors who serve solely in that capacity.

Section 1.12 ERISA

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, together with regulations thereunder.

Section 1.13 Exchange Act

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.14 Hardship

           (a) "Hardship' of a Part A Participant, shall mean an unforeseeable emergency which constitutes a severe financial hardship resulting from any one or more of the following:

(i) sudden and unexpected illness or accident of the Part A Participant or of a dependent (as defined in Code Section 152(a)) of the Part A            (i)    sudden and unexpected illness or accident of the Part A Participant or of a dependent (as defined in Code Section 152(a)) of the Part A Participant;

           (ii)   loss of the Part A Participant's property due to casualty; or

           (iii)  any other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Part A Participant's control.

           (b) Notwithstanding subsection(a) above, a financial need shall not constitute a Hardship unless it is for at least $1,000.00 (or the entire principal amount of the Part A Participant's Part A Accounts, if less).

           (c) Whether a Part A Participant has incurred a Hardship shall be determined by the Administrator in its discretion on the basis of all relevant facts and circumstances and in accordance with nondiscriminatory and objective standards, uniformly interpreted and consistently applied.

Section 1.15 Part A Account

          "Part A Account" of a Part A Participant shall mean the Part A Participant's individual deferred compensation account established for his or her benefit under Article IV hereof.

Section 1.16 Part A Deferred Compensation

          "Part A Deferred Compensation" of a Part A Participant shall mean the amounts deferred by such Part A Participant under Article III of the Plan.

Section 1.17 Part A Election Form

          "Part A Election Form" shall mean the form of election provided by the Administrator to each Eligible Executive pursuant to Section 3.1 or Section 3.3.

Section 1.18 Part A Participant

          "Part A Participant" shall mean each Key Executive who elects to participate in Part A of the Plan as provided in Article II and who defers Qualified Bonus or Qualified Salary under Part A of the Plan. Each of such persons shall continue to be a "Part A Participant" until they have received all benefits due under Part A of the Plan.

Section 1.19 Partial First Plan Year

          "Partial First Plan Year" shall mean that portion of the first Plan Year of the Plan subject to its amendment and restatement effective as of September 30, 1995, which shall begin on September 30, 1995 and end on March 29, 1996.

Section 1.20 Payday

          "Payday" of a Key Executive shall mean the regular and recurring established day for payment of Qualified Salary to such Key Executive.

Section 1.21 Plan Year

          "Plan Year" shall mean the fiscal year of the Company.

Section 1.22 Qualified Bonus

          "Qualified Bonus" of a Key Executive shall mean the Key Executive's annual cash bonus which may be payable to the Key Executive under the Computer Sciences Corporation Annual Incentive Plan or such other bonus or incentive compensation plan of the Company which may be designated from time to time by the Administrator.

Section 1.23 Qualified Salary

          "Qualified Salary" of a Key Executive shall mean the Key Executive's gross base salary which may be payable to the Key Executive on a Payday, including any portion thereof payable in the form of sick pay, vacation pay, pay in lieu of notice or jury pay, and determined before any exclusions, deductions or withholdings therefrom,

Section 1.24 Retirement

          "Retirement" shall mean, with respect to a Key Executive, a Separation from Service of such Key Executive (a) on or after attainment of age sixty-two (62) or (b) prior to attainment of age sixty-two (62) if the Chief Executive Officer shall designate such Separation from Service as Retirement for purposes of Part A of the Plan.

Section 1.25 Section 401(a)(17) Limitation

          "Section 401(a)(17) Limitation" with respect to a Key Executive's Qualified Salary for a Payday shall mean the amount equal to:

           (a) the annual compensation limit under Code Section 401(a)(17) in effect for the calendar year in which such Payday occurs, divided by

           (b) the total number of Paydays in a year for which such Key Executive's gross base salary would be payable to such Key Executive, based on the regular and recurring manner of payment for such Key Executive in effect on such Payday, as determined by the Administrator.

Section 1.26 Separation from Service

          "Separation from Service" of a Key Executive shall mean the termination of his or her employment with the Company by reason of resignation, discharge, death or Retirement. A leave of absence or sick leave authorized by the Company in accordance with established policies, a vacation period or a military leave shall not constitute a Separation from Service; provided, however, that failure to return to work upon expiration of any leave of absence, sick leave, military leave or vacation shall be considered a resignation effective as of the date of expiration of such leave of absence, sick leave, military leave or vacation.

ARTICLE II

ELIGIBILITY

Section 2.1 Requirements for Participation

          Any Eligible Key Executive shall be eligible to be a Part A Participant in the Plan.

Section 2.2 Deferral Election Procedure

          For each Plan Year, the Administrator shall provide each Eligible Key Executive with a Part A Election Form on which such person may elect to defer his or her Qualified Bonus and Qualified Salary under Article III, but only to the extent such deferrals would qualify as Grandfathered Deferrals. Each such person who elects to defer Qualified Bonus or Qualified Salary under Article III shall complete and sign the Part A Election Form and return it to the Administrator.

Section 2.3 Content of Part A Election Form

          Each Part A Participant who elects to defer Qualified Bonus or Qualified Salary under Part A of the Plan shall set forth on the Part A Election Form specified by the Administrator:

           (a) the amount of Qualified Bonus to be deferred under Article III and the Part A Participant's authorization to the Company to reduce his or her Qualified Bonus by the amount of the Part A Deferred Compensation,

           (b) in the case of a Part A Participant who is an Eligible Key Executive, the amount of Qualified Salary to be deferred under Article III and the Part A Participant's authorization to the Company to reduce his or her Qualified Salary by the amount of the Part A Deferred Compensation,

           (c) the length of time with respect to which the Part A Participant elects to defer the Part A Deferred Compensation,

           (d) the method under which the Part A Participant's Part A Deferred Compensation shall be payable, and

           (e) such other information, acknowledgements or agreements as may be required by the Administrator.

ARTICLE III

PARTICIPANTS' DEFERRALS

Section 3.1 Deferral of Qualified Bonus

           (a) Each Eligible Key Executive may elect to defer into his or her Part A Account all or any portion of the Qualified Bonus which would otherwise be payable to him or her for any Plan Year in which he or she has not incurred a Separation from Service as of the first day of the Plan Year in question, but only to the extent such deferrals would qualify as Grandfathered Deferrals. Such election shall be made by the Eligible Key Executive by completing and delivering to the Administrator his or her Part A Election Form for such Plan Year no later than the last day of the next preceding Plan Year, except (i) with respect to the Partial First Plan Year, in which case such election shall be made not later than September 29, 1995, and (ii) with respect to a person who first becomes an Employee during a Plan Year, which person may make such election within 30 days after first becoming an Employee.

           (b) Any such election made by a Part A Participant to defer Qualified Bonus shall be irrevocable and shall not be amendable by the Part A Participant, except:

           (i) as set forth in Sections 6.2 and 6.3 hereof; or

           (ii) in the event of a Hardship, a Part A Participant may terminate the Part A Participant's deferral election for the Plan Year in which the Hardship occurs with respect to all Qualified Bonus which has not yet been deferred.

Section 3.2 Deferral for Partial First Plan Year

          For the Partial First Plan Year, Part A Participants may defer any or all of the Qualified Bonus which is earned by them after September 29, 1995 and before March 30, 1996.

Section 3.3 Deferral of Qualified Salary

           (a) Each Eligible Key Executive may elect to defer into his or her Part A Account all or a portion of the Qualified Salary which would otherwise be payable to him or her for any Plan Year in which he or she has not incurred a Separation from Service as of the first day of the Plan Year in question, but only to the extent such deferrals would qualify as Grandfathered Deferrals. Such Eligible Key Executive may elect to defer his or her Qualified Salary for such Plan Year as follows:

           (i) such Eligible Key Executive may elect to defer all or any portion of the amount by which his or her Qualified Salary exceeds the Section 401(a)(17) Limitation, or

           (ii) such Eligible Key Executive may elect to defer all of the amount by which his or her Qualified Salary exceeds the greater of: (A) the dollar amount specified by such Eligible Key Executive under such election, or (B) the Section 401(a)(17) Limitation.

Such election shall be made by the Eligible Key Executive by completing and delivering to the Administrator his or her Part A Election Form for such Plan Year no later than the last day of the next preceding Plan Year. Notwithstanding the foregoing, with respect to the period commencing on August 13, 2001 and ending on March 29, 2002, an Eligible Key Executive may only elect to defer Qualified Salary under this Section 3.3 if the Administrator designates such Eligible Key Executive as eligible to make such deferrals. The Administrator shall determine the manner in which such Eligible Key Executive's deferral election shall be made for the period described in the preceding sentence, and an Eligible Key Executive's deferral election shall be made within 30 days of the designation of such Eligible Key Executive and shall only apply to Qualified Salary which would otherwise be payable after such deferral election is made.

           (b) Any such election made by a Part A Participant to defer Qualified Salary shall be irrevocable and shall not be amendable by the Part A Participant, except:

           (i) as set forth in Section 6.2 and 6.3; or

           (ii) in the event of Hardship, a Part A Participant may terminate the Part A Participant's deferral election for the Plan Year in which the Hardship occurs with respect to all Qualified Salary which has not yet been deferred.

ARTICLE IV

DEFERRED COMPENSATION ACCOUNTS

Section 4.1 Part A Deferred Compensation Accounts

          The Administrator shall establish and maintain for each Part A Participant a Part A Account to which shall be credited the amounts allocated thereto under this Article IV and from which shall be debited the Part A Participant's distributions and withdrawals under Articles V and VI.

Section 4.2 Crediting of Part A Deferred Compensation

          Each Part A Participant's Part A Account shall be credited with an amount which is equal to the amount of the Part A Participant's Qualified Bonus and Qualified Salary which such Part A Participant has elected to defer under Article III at the time such Qualified Bonus or Qualified Salary, whichever is applicable, would otherwise have been paid to the Part A Participant.

Section 4.3 Crediting of Earnings

          (a)  Beginning on March 29, 2003 and subject to amendment by the Board, for each Plan Year earnings shall be credited to each Part A Participant's Part A Account, at a rate equal to the 120-month rolling average yield to maturity of the index called the "Merrill Lynch U.S. Corporates, A Rated, 15+ Years Index" as of December 31 of the preceding Plan Year, compounded annually.

          (b)  Beginning on September 30, 1995 and until March 28, 2003, for each Plan Year earnings shall be credited to each Part A Participant's Part A Account, at a rate equal to 120% of the 120-month rolling average yield to maturity on 10-year United States Treasury Notes as of December 31 of the preceding Plan Year, compounded annually.

          (c)  Earnings shall be credited on such valuation dates as the Administrator shall determine.

Section 4.4 Applicability of Part A Account Values

          The value of each Part A Participant's Part A Account as determined as of a given date under this Article, plus any amounts subsequently allocated thereto under this Article and less any amounts distributed or withdrawn under Articles V or VI shall remain the value thereof for all purposes of Part A of the Plan until the Part A Account is revalued hereunder.

Section 4.5 Vesting of Part A Deferred Compensation Accounts

          Subject to the possible reductions provided for in Section 6.2 and 6.3 with respect to certain Part A Participant withdrawals, each Part A Participant's interest in his or her Part A Account shall be 100% vested and non-forfeitable at all times.

Section 4.6 Assignments, Etc. Prohibited

          No part of any Part A Participant's Part A Account shall be liable for the debts, contracts or engagements of the Part A Participant, or the Part A Participant's beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any rights to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever except to designate a beneficiary as provided in Section 5.3.

ARTICLE V

DISTRIBUTIONS OF DEFERRED COMPENSATION ACCOUNTS

Section 5.1 Distributions upon a Key Executive's Retirement

          (a)  The Part A Account of a Key Executive who incurs a Separation from Service upon his or her Retirement, other than on account of death, shall be paid to the Part A Participant as specified in any election made by the Part A Participant pursuant to Section 5.4 hereof. Any remaining balance of the Part A Participant's Part A Account shall be paid to the Part A Participant, as specified by the Part A Participant in an election made pursuant to this Section 5.1. Such election shall specify (i) whether payment shall be made in a lump-sum distribution and/or in approximately equal annual installments over 5, 10 or 15 years, and (ii) whether payment(s) shall commence on the first, second, third, fourth or fifth anniversary of the date of such Separation of Service, or shall commence within thirty (30) days following the date of such Separation from Service. A Part A Participant may elect to receive payment of a portion of the amount distributable under this Section 5.1 in a lump-sum distribution and the balance of the amount distributable under this Section 5.1 in approximately equal annual installments over 5, 10 or 15 years. A Part A Participant may elect a distribution pursuant to this Section 5.1 in such other forms, or payable upon such other commencement dates, as are specified by the Administrator; provided, however, that no such election shall provide for payments to be made more than 20 years after such Part A Participant's Separation from Service.

          (b)  At the time a Part A Participant first elects to defer Qualified Bonus or Qualified Salary under Part A of the Plan, he or she shall make an election pursuant to this Section 5.1. Such election shall remain in effect and shall apply to the Part A Participant's total Part A Account, as the same may increase or decrease from time to time. An election pursuant to this Section 5.1 may be superseded by a subsequent election, which subsequent election shall then apply to the Part A Participant's total Part A Account, as the same may increase or decrease from time to time. Notwithstanding the foregoing, no subsequent election pursuant to this Section 5.1 shall be effective unless it is made at least 13 months prior to the Part A Participant's Separation from Service.

Section 5.2 Distributions upon a Key Executive's Pre-Retirement Separation from Service

          The Part A Account of a Key Executive who incurs a Separation from Service prior to his or her Retirement and other than on account of his or her death shall be paid to the Part A Participant in a lump-sum distribution within thirty (30) days following the date of such Separation from Service, notwithstanding any election to the contrary made by the Part A Participant pursuant to Section 5.4 hereof.

Section 5.3 Distributions upon a Part A Participant's Death

           (a) Notwithstanding anything to the contrary in the Plan, the remaining balance of the Part A Account of a Part A Participant who dies (i) shall be paid to the persons and entities designated by the Part A Participant as his or her beneficiaries for such purpose and (ii) shall be paid in the manner set forth in this Section 5.3. With respect to a Part A Participant who does not incur a Separation from Service prior to his or her death, such balance shall be paid, as specified by the Part A Participant in an election made pursuant to this Section 5.3. Such election shall specify whether payment shall be made (i) in a lump-sum distribution within thirty (30) days following the date of death or (ii) in accordance with the distribution election made pursuant to Section 5.1 hereof (in which case such Part A Participant's death shall be considered the date of such Part A Participant's Retirement for purposes of determining the date of commencement of distribution under such election). With respect to a Part A Participant who does incur a Separation from Service prior to his or her death, such balance shall be paid, as specified by the Part A Participant in an election made pursuant to this Section 5.3. Such election shall specify whether payment shall be made (1) in a lump-sum distribution within thirty (30) days following the date of death or (2) in accordance with the distribution election made pursuant to Section 5.1 hereof (with respect to the payments not yet made under such election).

           (b) At the time a Part A Participant first elects to defer Qualified Bonus or Qualified Salary under Part A of the Plan, he or she shall make an election pursuant to this Section 5.3. Such election shall remain in effect and shall apply to the Part A Participant's total Part A Account, as the same may increase or decrease from time to time. An election pursuant to this Section 5.3 may be superseded by a subsequent election, which subsequent election shall then apply to the Part A Participant's total Part A Account, as the same may increase or decrease from time to time. Notwithstanding the foregoing, no subsequent election pursuant to this Section 5.3 shall be effective unless it is made at least 13 months prior to the Part A Participant's Separation from Service.

Section 5.4 Optional Distributions

           (a) At the time a Part A Participant elects to defer Qualified Bonus or Qualified Salary for any Plan Year, he or she may also elect, pursuant to this Section 5.4, to receive a special, lump-sum distribution of any or all of the amount deferred for such Plan Year on a date specified by the Part A Participant in such election, which date must be at least 24 months after the date of such election. Any such special distribution shall be made within five (5) business days after the date therefor specified by the Part A Participant, unless the Part A Participant shall have died on or prior to such date, in which case no such special distribution shall be made.

           (b) An election pursuant to this Section 5.4 may be superseded by one subsequent election; provided, however, that such subsequent election shall not be effective unless: (i) it is irrevocable; (ii) it is made at least 13 months prior to the Part A Participant's Separation from Service and at least 24 months prior to the date upon which the special distribution will be made; and (iii) the date of the special distribution specified in the subsequent election is earlier than the date specified in the initial election.

           (c) Notwithstanding the foregoing, an election pursuant to this Section 5.4 with respect to the Partial First Plan Year may be superseded by two subsequent elections; provided, however, that: (i) the first such subsequent election shall not be effective unless it is made prior to March 30, 1996 and at least 13 months prior to the Part A Participant's Separation from Service and at least 24 months prior to the date upon which the special distribution will be made; and (ii) the second such subsequent election satisfies all the requirements set forth in paragraph (b)(i), (ii) and (iii) of this Section 5.4.

Section 5.5 Applicable Taxes

          All distributions under Part A of the Plan shall be subject to withholding for all amounts which the Company is required to withhold under federal, state or local tax law.

ARTICLE VI

WITHDRAWALS FROM DEFERRED COMPENSATION ACCOUNTS

Section 6.1 Hardship Distributions from Part A Accounts

          By delivering a written election to such effect to the Administrator, at any time a Part A Participant may elect to take a distribution from the Part A Participant's Part A Account on account of the Part A Participant's Hardship, but only to the extent that the Hardship is not otherwise relievable:

           (a) through reimbursement or compensation by insurance or otherwise,

           (b) by liquidation of the Part A Participant's assets (to the extent that such liquidation does not itself cause a Hardship), or

           (c) by cessation of deferrals under the Plan.

Section 6.2 Elective Distributions after a Change in Control

          At any time within three years after the occurrence of a Change in Control, any Part A Participant may elect to take a distribution of all or any part of such Part A Participant's Part A Account by delivering a written election to such effect to the Administrator, provided, however, that if such a Part A Participant makes such an election (i) the Part A Participant shall forfeit, and the Part A Participant's Part A Account shall be debited with, an amount equal to 5% of the amount of the distribution; (ii) the Part A Participant's deferral election for the Plan Year in which the distribution occurs shall be terminated with respect to any Qualified Bonus and Qualified Salary which has not yet been deferred; and iii) the Part A Participant shall not be permitted to defer Qualified Bonus or keep Qualified Salary under Part A of the Plan for the two Plan Years immediately following the Plan Year of the distribution.

Section 6.3 Other Elective Distributions

          At any time, a Part A Participant may elect to take a distribution of all or any part of the Part A Participant's Part A Account by delivering a written election to such effect to the Administrator, provided, however, that if a Part A Participant makes such an election, (i) the Part A Participant shall forfeit, and the Part A Participant's Part A Account shall be debited with, an amount equal to 10% of the amount of the distribution, (ii) the Part A Participant's deferral election for the Plan Year in which the distribution occurs shall be terminated with respect to any Qualified Bonus and Qualified Salary which has not yet been deferred and (iii) the Part A Participant shall not be permitted to defer Qualified Bonus and Qualified Salary under Part A of the Plan for the two Plan Years immediately following the year of the distribution.

Section 6.4 Payment of Withdrawals

          All withdrawals under this Article VI shall be paid within fifteen (15) days after a valid election to withdraw is delivered to the Administrator, except that thirty (30) days shall apply to withdrawals under Section 6.1. The Administrator shall give prompt notice to the Part A Participant if an election is invalid and is therefore rejected, identifying the reason(s) for the invalidity. If the Administrator has not paid but has not affirmatively rejected an election within the applicable fifteen (15) or thirty (30) day deadline, then the election shall be deemed rejected, on the fifteenth (15th) day, or thirtieth (30th) day, as applicable. If a withdrawal election is rejected, the Part A Participant may bring a claim for benefits under Section 7.11.

Section 6.5 Effect of Withdrawals

          If a Part A Participant receives a withdrawal under this Article VI after payments have commenced under Section 5.1, the remaining payments shall be recalculated, by reamortizing the remaining payments over the remaining term and applying the then-current rate used to credit earnings under Section 4.3.

Section 6.6 Applicable Taxes

          All withdrawals under Part A of the Plan shall be subject to withholding for all amounts which the Company is required to withhold under federal, state or local tax law.

ARTICLE VII

ADMINISTRATIVE PROVISIONS

Section 7.1 Administrator's Duties and Powers

          The Administrator shall conduct the general administration of Part A of the Plan in accordance with Part A of the Plan and shall have all the necessary power, authority and discretion to carry out that function. Among its necessary powers and duties are the following:

           (a) To delegate all or part of its function as Administrator to others and to revoke any such delegation.

           (b) To determine questions of eligibility of Part A Participants and their entitlement to benefits, subject to the provisions of Section 7.11.

           (c) To select and engage attorneys, accountants, actuaries, trustees, appraisers, brokers, consultants, administrators, physicians, or other persons to render service or advice with regard to any responsibility the Administrator or the Board has under Part A of the Plan, or otherwise, to designate such persons to carry out fiduciary responsibilities under Part A of the Plan, and (together with the Committee, the Company, the Board and the officers and Employees of the Company) to rely upon the advice, opinions or valuations of any such persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith.

           (d) To interpret Part A of the Plan and any relevant facts for purpose of the administration and application of Part A of the Plan, in a manner not inconsistent with Part A of the Plan or applicable law and to amend or revoke any such interpretation.

           (e) To conduct claims procedures as provided in Section 7.11.

Section 7.2 Limitations Upon Powers

          The Plan shall be uniformly and consistently administered, interpreted and applied with regard to all Part A Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of Part A of the Plan. Notwithstanding the foregoing, the distribution forms and commencement dates specified in Section 5.1(a) shall apply to such Part A Participants, and in such manner, as the Administrator determines in its sole discretion.

Section 7.3 Final Effect of Administrator Action

          Except as provided in Section 7.11, all actions taken and all determinations made by the Administrator in good faith shall be final and binding upon all Part A Participants, the Company and any person interested in Part A of the Plan.

Section 7.4 Delegation by Administrator

           (a) The Administrator may, but need not, appoint a delegate (the "Delegate") which may be a single individual or a Committee consisting of two or more members, to hold office during the pleasure of the Administrator. The Delegate shall have such powers and duties as are delegated to it by the Administrator. The Delegate and/or Committee members shall not receive payment for their services as such.

           (b) Appointment of the Delegate and/or Committee members shall be effective upon filing of written acceptance of appointment with the Administrator.

           (c) The Delegate and/or Committee member may resign at any time by delivering written notice to the Administrator.

           (d) Vacancies in the Delegate and/or Committee shall be filled by the Administrator.

           (e) If there is a Committee, the Committee shall act by a majority of its members in office; provided, however, that the Committee may appoint one of its members or a delegate to act on behalf of the Committee on matters arising in the ordinary course of administration of Part A of the Plan or on specific matters.

Section 7.5 Indemnification by the Company; Liability Insurance

          The Company shall pay or reimburse any of the Company's officers, directors, Committee members or Employees who are fiduciaries with respect to Part A of the Plan for all expenses incurred by such persons in, and shall indemnify and hold them harmless from, all claims, liability and costs (including reasonable attorneys' fees) arising out of the good faith performance of their duties under Part A of the Plan. The Company may obtain and provide for any such person, at the Company's expense, liability insurance against liabilities imposed on such person by law.

Section 7.6 Recordkeeping

           (a) The Administrator shall maintain suitable records of each Part A Participant's Part A Account which, among other things, shall show separately deferrals and the earnings credited thereon, as well as distributions and withdrawals therefrom and records of its deliberations and decisions.

           (b) The Administrator shall appoint a secretary, and at its discretion, an assistant secretary, to keep the record of proceedings, to transmit its decisions, instructions, consents or directions to any interested party, to execute and file, on behalf of the Administrator, such documents, reports or other matters as may be necessary or appropriate under ERISA and to perform ministerial acts.

           (c) The Administrator shall not be required to maintain any records or accounts which duplicate any records or accounts maintained by the Company.

Section 7.7 Statement to Part A Participants

          By March 15 of each year, the Administrator shall furnish to each Part A Participant a statement setting forth the value of the Part A Participant's Part A Account as of the preceding December 31 and such other information as the Administrator shall deem advisable to furnish.

Section 7.8 Inspection of Records

          Copies of the Plan and records of a Part A Participant's Part A Account shall be open to inspection by the Part A Participant or the Part A Participant's duly authorized representatives at the office of the Administrator at any reasonable business hour.

Section 7.9 Identification of Fiduciaries

          The Administrator shall be the named fiduciary of Part A of the Plan and, as permitted or required by law, shall have exclusive authority and discretion to operate and administer Part A of the Plan.

Section 7.10 Procedure for Allocation of Fiduciary Responsibilities

           (a) Fiduciary responsibilities under Part A of the Plan are allocated as follows:

           (i) The sole duties, responsibilities and powers allocated to the Board, any Committee and any fiduciary shall be those expressly provided in the relevant Sections of Part A of the Plan.

           (ii) All fiduciary duties, responsibilities, and powers not allocated to the Board, any Committee or any fiduciary, are hereby allocated to the Administrator, subject to delegation.

           (b) Fiduciary duties, responsibilities and powers under Part A of the Plan may be reallocated among fiduciaries by amending Part A of the Plan in the manner prescribed in Section 8.6, followed by the fiduciaries' acceptance of, or operation under, such amended Plan.

Section 7.11 Claims Procedure

           (a) Any Part A Participant or Beneficiary has the right to make a written claim for benefits under Part A of the Plan. If such a written claim is made, and the Administrator wholly or partially denies the claim, the Administrator shall provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant:

           (i)    the specific reason or reasons for such denial;

           (ii)   specific reference to pertinent Plan provisions on which the denial is based;

           (iii)  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

           (iv)   an explanation of the Plan's claims review procedure and time limits applicable to those procedures, including a statement of the claimant's right to bring a civil action under ERISA Section 502(a) if the claim is denied on appeal.

           (b) The written notice of any claim denial pursuant to Section 7.11(a) shall be given not later than thirty (30) days after receipt of the claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing the claim, in which event:

           (i) written notice of the extension shall be given by the Administrator to the claimant prior to thirty(30) days after receipt of the claim;

           (ii) the extension shall not exceed a period of thirty (30) days from the end of the initial thirty (30) day period for giving notice of a claim denial; and

           (iii) the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Administrator expects to render the benefit determination.

           (c) The decision of the Administrator shall be final unless the claimant, within sixty (60) days after receipt of notice of the claims denial from the Administrator, submits a written request to the Board, or its delegate, for an appeal of the denial. During that sixty (60) day period, the claimant shall be provided, upon request and free of charge, reasonable access to , and copies of, all documents, records and other information relevant to the claim for benefits. The claimant shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits as part of the claimant's appeal. The claimant may act in these matters individually, or through his or her authorized representative.

           (d) After receiving the written appeal, if the Board, or its delegate, shall issue a written decision notifying the claimant of its decision on review, not later than thirty (30) days after receipt of the written appeal, unless the Board or its delegate determines that special circumstances require an extension of time for reviewing the appeal, in which event:

           (i) written notice of the extension shall be given by the Board or its delegate prior to thirty (30) days after receipt of the written appeal;

           (ii) the extension shall not exceed a period of thirty (30) days from the end of the initial thirty (30) day review period;

           (iii) the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Board or its delegate expects to render the appeal decision.

The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is received by the Board or its delegate, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing of the appeal. If the period of time for reviewing the appeal is extended as permitted above, due to a claimant's failure to submit information necessary to decide the claim on appeal, then the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

           (e) In conducting the review on appeal, the Board or its delegate shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. If the Board or its delegate upholds the denial, the written notice of decision from the Board or its delegate shall set forth, in a manner calculated to be understood by the claimant:

          (i)    the specific reason or reasons for the denial

          (ii)   specific reference to pertinent Plan provisions on which the denial is based;

          (iii)  a statement that the claimant is entitled to be receive, upon request and free of charge, reasonable access to , and copies of, all documents, records and other information relevant to the claim for benefits.

          (iv)   A statement of the claimant's right to bring a civil action under ERISA 502(a).

           (f) If the Plan or any of its representatives fail to follow any of the above claims procedures, the claimant shall be deemed to have duly exhausted the administrative remedies available under the plan and shall be entitled to pursue any available remedies under ERISA Section 502(a), including but not limited to the filing of an action for immediate declaratory relief regarding benefits due under the Plan.

Section 7.12 Conflicting Claims

          If the Administrator is confronted with conflicting claims concerning a Part A Participant's Part A Account, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion, and in either case, the attorneys' fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Part A Participant's Part A Account.

Section 7.13 Service of Process

          The Secretary of Computer Sciences Corporation is hereby designated as agent of the Plan for the service of legal process.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Termination of Part A of the Plan

           (a) While the Plan is intended as a permanent program, the Board shall have the right at any time to declare Part A of the Plan terminated completely as to the Company or as to any group, division or other operational unit thereof or as to any affiliate thereof.

           (b) Discharge or layoff of any Employees without such a declaration shall not result in a termination of the Plan.

           (c) In the event of any termination, the Board, in its sole and absolute discretion may elect to:

           (i) maintain Part A Participants' Part A Accounts, payment of which shall be made in accordance with Articles V and VI; or

           (ii) liquidate the portion of Part A of the Plan attributable to each Part A Participant as to whom Part A of the Plan is terminated and distribute each such Part A Participant's Part A Account in a lump sum or pursuant to any method which is at least as rapid as the distribution method elected by the Part A Participant under Section 5.4.

Section 8.2 Limitation on Rights of Part A Participants

          The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Employee, or consideration for, or an inducement or condition of, the employment of an Employee. Nothing contained in the Plan shall give any Employee the right to be retained in the service of a Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Employee, except as otherwise provided by a written employment agreement between the Company and the Employee, at any time without notice and with or without cause. Inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to Employees, Part A Participants or any other persons entitled to payments under the Plan.

Section 8.3 Consolidation or Merger; Adoption of Plan by Other Companies

           (a) In the event of the consolidation or merger of the Company with or into any other entity, or the sale by the Company of substantially all of its assets, the resulting successor may continue Part A of the Plan by adopting it in a resolution of its Board of Directors. If within 90 days from the effective date of such consolidation, merger or sale of assets, such successor corporation does not adopt Part A of the Plan, Part A of the Plan shall be terminated in accordance with Section 8.1.

           (b) There shall be no merger or consolidation with, or transfer of the liabilities of Part A of the Plan to, any other plan unless each Part A Participant in Part A of the Plan would have, if the combined or successor plans were terminated immediately after the merger, consolidation, or transfer, an account which is equal to or greater than his or her corresponding Part A Account under Part A of the Plan had Part A of the Plan been terminated immediately before the merger, consolidation or transfer.

Section 8.4 Errors and Misstatements

          In the event of any misstatement or omission of fact by a Part A Participant to the Administrator or any clerical error resulting in payment of benefits in an incorrect amount, the Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts and shall cause the Company to pay the Part A Participant or any other person entitled to payment under Part A of the Plan any underpayment in cash in a lump sum, or to recoup any overpayment from future payments to the Part A Participant or any other person entitled to payment under Part A of the Plan in such amounts as the Administrator shall direct, or to proceed against the Part A Participant or any other person entitled to payment under Part A of the Plan for recovery of any such overpayment.

Section 8.5 Payment on Behalf of Minor, Etc.

          In the event any amount becomes payable under Part A of the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Company, the Board, the Administrator, the Committee and their officers, directors and employees.

Section 8.6 Amendment of Plan

          The Plan may be wholly or partially amended by the Board from time to time, in its sole and absolute discretion, including prospective amendments which apply to amounts held in a Part A Participant's Part A Account as of the effective date of such amendment and including retroactive amendments necessary to conform to the provisions and requirements of ERISA or the Code; provided, however, that no amendment shall decrease the amount of any Part A Participant's Part A Account as of the effective date of such amendment. Notwithstanding the foregoing, Section 8.7 shall not be amended in any respect on or after a Change in Control and no amendment to this Plan shall reduce, limit or eliminate any rights of a Part A Participant to distributions pursuant to Article VI for deferrals for which elections under Article III occurred prior to the effective date of the amendment, without the Part A Participant's prior written consent, except for amendments necessary to conform to the provisions and requirements of ERISA or the Code.

Section 8.7 Funding

           (a) Subject to Section 8.7(b), all benefits payable under Part A of the Plan will be paid from the general assets of the Company and no Part A Participant or beneficiary shall have any claim against any specific assets of the Company.

           (b) Not later than the occurrence of a Change in Control, the Company shall cause to be transferred to a grantor trust described in Section 671 of the Code, assets equal in value to all accrued obligations under Part A of the Plan as of one day following a Change in Control, in respect of both active employees of the Company and retirees as of that date. Such trust by its terms shall, among other things, be irrevocable. The value of liabilities and assets transferred to the trust shall be determined by one or more nationally recognized firms qualified to provide actuarial services as described in Section 4 of the Computer Sciences Corporation Severance Plan for Senior Management and Key Employees. The establishment and funding of such trust shall not affect the obligation of the Company to provide benefits payments under the terms of Part A of the Plan to the extent such benefits are not paid from the trust.

Section 8.8 Governing Law

          The Plan shall be construed, administered and governed in all respects under and by the laws of the State of California, except to the extent such laws may be preempted by ERISA.

Section 8.9 Pronouns and Plurality

          The masculine pronoun shall include the feminine pronoun, and the singular the plural where the context so indicates.

Section 8.10 Titles

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of Part A of the Plan.

Section 8.11 References

          Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed statute, regulation or document.

PART B

ARTICLE IX

DEFINITIONS

Section 9.1 General

          In addition to the terms defined in the preamble to the Plan, whenever the following terms are used in Part B of the Plan with the first letter capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 9.2 Administrator

          "Administrator" shall mean Computer Sciences Corporation, acting through its Chief Executive Officer, except that if the Chief Executive Officer has appointed a Delegate under Section 15.4, the term "Administrator" shall mean the Delegate as to those duties, powers and responsibilities specifically conferred upon the Delegate.

Section 9.3 Board

          "Board" shall mean the Board of Directors of Computer Sciences Corporation. The Board may delegate any power or duty otherwise allocated to the Administrator to any other person or persons, including a Committee appointed under Section 15.4.

Section 9.4 Change in Control

          "Change in Control" shall mean the consummation of a "change in the ownership" of Computer Sciences Corporation, a "change in effective control" of Computer Sciences Corporation or a "change in the ownership of a substantial portion of the assets" of Computer Sciences Corporation, in each case, as defined under Section 409A.

Section 9.5 Chief Executive Officer

          "Chief Executive Officer" shall mean the Chief Executive Officer of Computer Sciences Corporation.

Section 9.6 Code

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with regulations thereunder.

Section 9.7 Committee

          "Committee" shall mean the Committee, if any, appointed in accordance with Section 15.4.

Section 9.8 Company

          "Company" shall mean Computer Sciences Corporation and all of its affiliates, and any entity which is a successor in interest to Computer Sciences Corporation and which continues Part B of the Plan under Section 16.3(a).

Section 9.9 Delegate

          "Delegate" shall mean the Delegate, if any, appointed in accordance with Section 15.4.

Section 9.10 Disability

          "Disability" shall mean that a Part B Participant has become "disabled" as such term is defined under Section 409A.

Section 9.11 Eligible Key Executive

          "Eligible Key Executive" shall mean any Key Executive who has been designated as eligible to participate in Part B of the Plan with respect to any Plan Year beginning after December 31, 2004 by the Chief Executive Officer.

Section 9.12 Employee

          "Employee" shall mean any person who renders services to the Company in the status of an employee as that term is defined in Code Section 3121(d), including officers but not including directors who serve solely in that capacity.

Section 9.13 ERISA

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, together with regulations thereunder.

Section 9.14 Exchange Act

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 9.15 Hardship

           (a) "Hardship" of a Part B Participant, shall mean an unforeseeable emergency which constitutes a severe financial hardship of the Part B Participant or beneficiary resulting from an illness or accident of the Part B Participant or beneficiary, the Part B Participant's or beneficiary's spouse, or the Part B Participant's or beneficiary's "dependent" (as defined in Section 152(a) of the Code); loss of the Part B Participant's or beneficiary's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Part B Participant or beneficiary.

           (b) Notwithstanding subsection (a) above, a financial need shall not constitute a Hardship unless it is for at least $1,000.00 (or the entire principal amount of the Part B Participant's Part B Accounts, if less).

           (c) Whether a Part B Participant has incurred a Hardship shall be determined by the Administrator in its discretion on the basis of all relevant facts and circumstances and in accordance with nondiscriminatory and objective standards, uniformly interpreted and consistently applied.

Section 9.16 Part B Account

          "Part B Account" of a Part B Participant shall mean the Part B Participant's individual deferred compensation account established for his or her benefit under Article XII hereof.

Section 9.17 Part B Deferred Compensation

          "Part B Deferred Compensation" of a Part B Participant shall mean the amounts deferred by such Part B Participant under Article XI of the Plan.

Section 9.18 Part B Distribution Election

          "Part B Distribution Election" shall mean the election(s) made by a Part B Participant as to the timing and/or form of the distributions of his or her Part B Account pursuant to Article XIII of the Plan.

Section 9.19 Part B Election Form

          "Part B Election Form" shall mean the form of election provided by the Administrator to each Eligible Executive and Nonemployee Director pursuant to Section 11.1 or Section 11.2.

Section 9.20 Part B Participant

          "Part B Participant" shall mean each Key Executive and Nonemployee Director who elects to participate in Part B of the Plan as provided in Article X and who defers Qualified Bonus, Qualified Director Compensation or Qualified Salary under Part B of the Plan. Each of such persons shall continue to be a "Part B Participant" until they have received all benefits due under Part B of the Plan.

Section 9.21 Partial First Plan Year

          "Partial First Plan Year" shall mean that portion of the first Plan Year of the Plan subject to its amendment and restatement effective as of September 30, 1995, which shall begin on September 30, 1995 and end on March 29, 1996.

Section 9.22 Payday

          "Payday" of a Key Executive shall mean the regular and recurring established day for payment of Qualified Salary to such Key Executive.

Section 9.23 Performance-Based Compensation

          "Performance-Based Compensation" shall mean a Key Executive's Qualified Bonus to the extent that such Qualified Bonus (a) meets the requirements of "performance-based compensation" under Section 409A and (b) is based upon a performance period of at least twelve (12) months.

Section 9.24 Plan Year

          "Plan Year" shall mean the fiscal year of the Company.

Section 9.25 Predecessor Plan

          "Predecessor Plan" shall mean the Computer Sciences Corporation Nonqualified Deferred Compensation Plan as in effect and maintained by the Company for the benefit of its Nonemployee Directors prior to the amendment and restatement of the Plan effective as of September 30, 1995.

Section 9.26 Qualified Annual Bonus

          "Qualified Annual Bonus" of a Key Executive shall mean the Key Executive's annual cash bonus which may be payable to the Key Executive under the Computer Sciences Corporation Annual Incentive Plan or such other bonus or incentive compensation plan of the Company which may be designated from time to time by the Administrator.

Section 9.27 Qualified Director Compensation

          "Qualified Director Compensation" of a Nonemployee Director shall mean the retainer, consulting fees, committee fees and meeting fees which are payable to the Nonemployee Director by the Company.

Section 9.28 Qualified Quarterly Bonus

          "Qualified Quarterly Bonus" of a Key Executive shall mean the Key Executive's quarterly cash bonus which may be payable to the Key Executive under the Computer Sciences Corporation such bonus or incentive compensation plan(s) of the Company which may be designated from time to time by the Administrator.

Section 9.29 Qualified Salary

          "Qualified Salary" of a Key Executive shall mean the Key Executive's gross base salary which may be payable to the Key Executive on a Payday, including any portion thereof payable in the form of sick pay, vacation pay, pay in lieu of notice or jury pay, and determined before any exclusions, deductions or withholdings therefrom,

Section 9.30 Retirement

          "Retirement" shall mean, with respect to a Key Executive, a Separation from Service of such Key Executive on or after attainment of age sixty-two (62).

Section 9.31 Section 401(a)(17) Limitation

          "Section 401(a)(17) Limitation" with respect to a Key Executive's Qualified Salary for a Payday shall mean the amount equal to:

           (a) the annual compensation limit under Code Section 401(a)(17) in effect for the calendar year in which such Payday occurs, divided by

           (b) the total number of Paydays in a year for which such Key Executive's gross base salary would be payable to such Key Executive, based on the regular and recurring manner of payment for such Key Executive in effect on such Payday, as determined by the Administrator.

Section 9.32 Separation from Service

          "Separation from Service" shall mean a "separation from service" as such term is defined under Section 409A.

Section 9.33 Specified Employee

          "Specified Employee" shall mean any Plan B Participant who is a "specified employee" (as such term is defined under Section 409A) of the Company. The "identification date" (as defined under Section 409A) for purposes of identifying Specified Employees shall be September 30 of each calendar year. Individuals identified on any identification date shall be Specified Employees as of January 1 of the calendar year following the year of the identification date. In determining whether or not an individual is a Specified Employee as of an identification date, all individuals who are nonresident aliens during the entire 12-month period ending on such identification date shall be excluded for purposes of determining which individuals will be Specified Employees.

ARTICLE X

ELIGIBILITY

Section 10.1 Requirements for Participation

          Any Eligible Key Executive and any Nonemployee Director shall be eligible to be a Part B Participant in the Plan.

Section 10.2 Deferral Election Procedure

          For each Plan Year, the Administrator shall provide each Eligible Key Executive with a Part B Election Form on which such person may elect to defer his or her Qualified Annual Bonus under Article XI, and each Eligible Key Executive and each Nonemployee Director with a Part B Election Form on which such person may elect to defer his or her Qualified Salary, Qualified Director Compensation and/or Qualified Quarterly Bonus under Article XI, but only to the extent such deferrals would qualify as Section 409A Deferrals. Each such person who elects to defer Qualified Annual Bonus, Qualified Director Compensation, Qualified Salary or Qualified Quarterly Bonus under Article XI shall complete and sign the Part B Election Form and return it to the Administrator.

Section 10.3 Content of Part B Election Form

          Each Part B Participant who elects to defer Qualified Annual Bonus, Qualified Director Compensation, Qualified Salary or Qualified Quarterly Bonus under Part B of the Plan shall set forth on the Part B Election Form specified by the Administrator:

           (a) the amount of Qualified Annual Bonus or Qualified Director Compensation to be deferred under Article XI and the Part B Participant's authorization to the Company to reduce his or her Qualified Annual Bonus or Qualified Director Compensation by the amount of the Part B Deferred Compensation,

           (b) in the case of a Part B Participant who is an Eligible Key Executive, the amount of Qualified Salary and/or Qualified Quarterly Bonus to be deferred under Article XI and the Part B Participant's authorization to the Company to reduce his or her Qualified Salary and/or Qualified Quarterly Bonus by the amount of the Part B Deferred Compensation,

           (c) the length of time with respect to which the Part B Participant elects to defer the Part B Deferred Compensation,

           (d) the method under which the Part B Participant's Part B Deferred Compensation shall be payable, and

           (e) such other information, acknowledgements or agreements as may be required by the Administrator.

ARTICLE XI

PARTICIPANTS' DEFERRALS

Section 11.1 Deferral of Qualified Annual Bonus

           (a) Each Eligible Key Executive may elect to defer into his or her Part B Account all or any portion of the Qualified Annual Bonus, which would otherwise be payable to him or her for any Plan Year in which he or she has not incurred a Separation from Service as of the first day of the Plan Year in question, but only to the extent such deferrals would qualify as Section 409A Deferrals; provided, however, that Eligible Key Executives whose Qualified Annual Bonus is subject to state and/or local taxation in jurisdictions designated by the Administrator may not elect to defer more than a specified percentage his or her Qualified Annual Bonus as determined by the Administrator and set forth in a Part B Election Form. Such election shall be made by the Eligible Key Executive by completing and delivering to the Administrator his or her Part B Election Form for such Plan Year no later than the last day of the next preceding Plan Year, except (i) with respect to Performance-Based Compensation, in which case such election shall be made not later than 6 months before the end of the applicable performance period (so long as such election is made before the Performance-Based Compensation becomes both substantially certain to be paid and readily ascertainable), and (ii) with respect to a person who first becomes an Employee during a Plan Year, which person may make such election within 30 days after first becoming an Employee and which election shall apply only to amounts paid for services to be performed after the date of such election.

           (b) Any such election made by a Part B Participant to defer Qualified Annual Bonus shall be irrevocable and shall not be amendable by the Part B Participant, except:

           (i) in the event of a Hardship, a Part B Participant may terminate the Part B Participant's deferral election for the Plan Year in which the Hardship occurs with respect to all Qualified Annual Bonus which has not yet been deferred; or

           (ii) at any time prior to December 31, 2005, a Part B Participant may elect to reduce or cancel his or her deferral election under this Section 11.1 with respect to Section 409A Deferrals, in which case (A) any amounts previously deferred during the calendar year ending December 31, 2005 (increased to reflect any earnings credited with respect thereto under Article XII) shall be distributed to the Part B Participant no later than the Payday that occurs on or prior to December 31, 2005, or such later date when such amounts become "earned and vested" (within the meaning of Section 409A), and (B) the deferral election shall not apply with respect to any amounts paid after December 31, 2005.

Section 11.2 Deferral of Qualified Salary, Qualified Director Compensation and Qualified Quarterly Bonus

           (a) Each Eligible Key Executive and Nonemployee Director may elect to defer into his or her Part B Account all or a portion of the Qualified Salary and the Qualified Director Compensation, respectively, which would otherwise be payable to him or her for any calendar year in which he or she has not incurred a Separation from Service as of the first day of the calendar year in question, but only to the extent such deferrals would qualify as Section 409A Deferrals. Each Eligible Key Executive may elect to defer his or her Qualified Salary for such calendar year as follows:

           (i) such Eligible Key Executive may elect to defer all or any portion of the amount by which his or her Qualified Salary exceeds the Section 401(a)(17) Limitation, or

           (ii) such Eligible Key Executive may elect to defer all of the amount by which his or her Qualified Salary exceeds the greater of: (A) the dollar amount specified by such Eligible Key Executive under such election, or (B) the Section 401(a)(17) Limitation.

In addition, each Eligible Key Executive may elect to defer all or any portion of the Qualified Quarterly Bonus which would otherwise be payable to him or her for any calendar year beginning after December 31, 2004 in which he or she has not incurred a Separation from Service as of the first day of the calendar year in question; provided, however, that Eligible Key Executives whose Qualified Quarterly Bonus is subject to state and/or local taxation in jurisdictions designated by the Administrator may not elect to defer more than a specified percentage his or her Qualified Quarterly Bonus as determined by the Administrator and set forth in a Part B Election Form. Any election pursuant to this Section 11.2 shall be made by the Eligible Key Executive or Nonemployee Director by completing and delivering to the Administrator his or her Part B Election Form for such calendar year no later than the last day of the next preceding calendar year, except with respect to a person who first becomes an Employee or Nonemployee Director during a calendar year, which person may make such elections within 30 days after first becoming an Employee or Nonemployee Director, respectively, and which elections shall apply only to amounts of Qualified Quarterly Bonus and Qualified Director Compensation paid for services to be performed after the date of such election. Notwithstanding anything herein to the contrary, with respect to the calendar year ending on December 31, 2005, each Eligible Key Executive and each Nonemployee Director may make the elections pursuant to this Section 11.2 at any time prior to March 15, 2005, which election shall apply only to amounts paid for services to be performed in the calendar year ending December 31, 2005 after the date of such election.

           (b) Any such election made by a Part B Participant to defer Qualified Salary, Qualified Quarterly Bonuses or Qualified Director Compensation shall be irrevocable and shall not be amendable by the Part B Participant, except:

           (i) in the event of Hardship, a Part B Participant may terminate the Part B Participant's deferral election for the calendar year in which the Hardship occurs with respect to all Qualified Salary, Qualified Quarterly Bonuses and Qualified Director Compensation which have not yet been deferred; or

           (ii) at any time prior to December 31, 2005, a Part B Participant may elect to reduce or cancel his or her deferral election under this Section 11.2 with respect to Section 409A Deferrals made during the calendar year 2005, in which case (A) any amounts previously deferred during the calendar year ending December 31, 2005 (increased to reflect any earnings credited with respect thereto under Article XII) shall be distributed to the Part B Participant no later than the Payday that occurs on or prior to December 31, 2005 (with respect to a Nonemployee Director who is a Part B Participant, no later than December 31, 2005), or such later date when such amounts become "earned and vested" (within the meaning of Section 409A), and (B) the deferral election shall not apply with respect to any amounts paid after December 31, 2005. For the avoidance of doubt, a Nonemployee Director may not cancel his or her deferral election pursuant to this Section 11.2(b)(ii) with respect to Section 409A Deferrals made before calendar year 2005.

Section 11.3 Deferral for Partial First Plan Year

          For the Partial First Plan Year, Part B Participants may defer any or all of the Qualified Director Compensation which is earned by them after September 29, 1995 and before March 30, 1996. Deferral elections previously made by Nonemployee Directors for the 1996 Plan Year shall only remain effective with respect to Qualified Director Compensation earned prior to September 30, 1995.

ARTICLE XII

DEFERRED COMPENSATION ACCOUNTS

Section 12.1 Part B Deferred Compensation Accounts

          The Administrator shall establish and maintain for each Part B Participant a Part B Account to which shall be credited the amounts allocated thereto under this Article XII and from which shall be debited the Part B Participant's distributions and withdrawals under Articles XIII and XIV.

Section 12.2 Crediting of Part B Deferred Compensation

          Each Part B Participant's Part B Account shall be credited with an amount which is equal to the amount of the Part B Participant's Qualified Annual Bonus, Qualified Director Compensation, Qualified Salary and Qualified Quarterly Bonus which such Part B Participant has elected to defer under Article XI at the time such Qualified Annual Bonus, Qualified Director Compensation, Qualified Salary or Qualified Quarterly Bonus, whichever is applicable, would otherwise have been paid to the Part B Participant.

Section 12.3 Crediting of Earnings

          (a)  Beginning on March 29, 2003 and subject to amendment by the Board, for each Plan Year earnings shall be credited to each Part B Participant's Part B Account (including the Part B Accounts of Nonemployee Directors under the Predecessor Plan), at a rate equal to the 120-month rolling average yield to maturity of the index called the "Merrill Lynch U.S. Corporates, A Rated, 15+ Years Index" as of December 31 of the preceding Plan Year, compounded annually.

          (b)  Beginning on September 30, 1995 and until March 28, 2003, for each Plan Year earnings shall be credited to the Part B Accounts of Nonemployee Directors under the Predecessor Plan, at a rate equal to 120% of the 120-month rolling average yield to maturity on 10-year United States Treasury Notes as of December 31 of the preceding Plan Year, compounded annually.

          (c)  Earnings shall be credited on such valuation dates as the Administrator shall determine.

Section 12.4 Applicability of Part B Account Values

          The value of each Part B Participant's Part B Account as determined as of a given date under this Article, plus any amounts subsequently allocated thereto under this Article and less any amounts distributed or withdrawn under Articles XIII or XIV shall remain the value thereof for all purposes of Part B of the Plan until the Part B Account is revalued hereunder.

Section 12.5 Vesting of Part B Deferred Compensation Accounts

          Each Part B Participant's interest in his or her Part B Account shall be 100% vested and non-forfeitable at all times.

Section 12.6 Assignments, Etc. Prohibited

          No part of any Part B Participant's Part B Account shall be liable for the debts, contracts or engagements of the Part B Participant, or the Part B Participant's beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any rights to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever except to designate a beneficiary as provided in Section 13.3.

ARTICLE XIII

DISTRIBUTIONS OF DEFERRED COMPENSATION ACCOUNTS

Section 13.1 Distributions upon a Key Executive's Retirement and a Nonemployee Director's Separation from Service

           (a) Subject to Sections 13.7 and 13.8, the Part B Account of a Key Executive who incurs a Separation from Service upon his or her Retirement, and the Part B Account of a Nonemployee Director who incurs a Separation from Service, in each case other than on account of death or Disability, shall be paid to the Part B Participant as specified by the Part B Participant in a Part B Distribution Election made pursuant to Section 13.6 hereof. Any remaining balance of the Part B Participant's Part B Account shall be paid to the Part B Participant, as specified by the Part B Participant in a Part B Distribution Election made pursuant to this Section 13.1. Such Part B Distribution Election shall specify (i) whether payment shall be made in a lump-sum distribution or in approximately equal annual installments over a period of 1 to 15 years, and (ii) whether payment(s) shall commence on the first, second, third, fourth or fifth anniversary of the date of such Separation of Service, or shall commence, subject to Section 13.7, within thirty (30) days following the date of such Separation from Service. A Part B Participant may elect a distribution pursuant to this Section 13.1 in such other forms, or payable upon such other commencement dates, as are specified by the Administrator; provided, however, that no Part B Distribution Election shall provide for payments to be made more than 20 years after such Part B Participant's Separation from Service.

           (b) At the time a Part B Participant elects to defer Qualified Annual Bonus under Part B of the Plan for a specific Plan Year, he or she shall make a Part B Distribution Election pursuant to this Section 13.1 with respect to such deferrals. At the time a Part B Participant elects to defer Qualified Salary or Qualified Director Compensation under Part B of the Plan for a specific calendar year, he or she shall make a Part B Distribution Election pursuant to this Section 13.1 with respect to such deferrals. At the time a Part B Participant elects to defer Qualified Quarterly Bonuses under Part B of the Plan for a specific calendar year, he or she shall make a Part B Distribution Election pursuant to this Section 13.1 with respect to such deferrals. All such Part B Distribution Elections shall remain in effect and shall apply only to that portion of the Part B Participant's Part B Account that relates to Qualified Annual Bonus, Qualified Salary, Qualified Director Compensation or Qualified Quarterly Bonuses deferred during such Plan Year or calendar year, as applicable, as the same may increase from time to time. Notwithstanding any other provision of this Part B to the contrary, all deferrals of Qualified Director Compensation with respect to years prior to calendar year 2005, as they may increase from time to time, shall be accounted for as if they were all deferred hereunder in a single calendar year (and shall not be combined with any amounts deferred in 2005 or any other calendar year), and a separate Part B Distribution Election (as it may be modified pursuant to this Section 13.1 or otherwise pursuant to this Article XIII) shall apply with respect to such amounts. A Part B Distribution Election pursuant to this Section 13.1 for Qualified Annual Bonus deferrals for a specific Plan Year or for Qualified Salary, Qualified Director Compensation and Qualified Quarterly Bonus deferrals for a specific calendar year may be superseded by a subsequent election, which subsequent election shall then apply to that portion of the Part B Participant's Part B Account that relates to deferrals for such Plan Year or calendar year, as applicable, as the same may increase from time to time. Notwithstanding the foregoing, no subsequent election pursuant to this Section 13.1 shall be effective unless (i) it is made at least twelve (12) months prior to the Part B Participant's Separation from Service, (ii) such election does not become effective until twelve (12) months after its submission and (iii) such election provides for the deferral of the date of commencement of distributions for a minimum of five (5) additional years. For purposes of the 5-year re-deferral limitation set forth in the preceding sentence, distributions that are to be paid in installments (as opposed to in a lump sum) shall be treated as a single payment payable on the date the installments are due to commence.

Section 13.2 Distributions upon a Key Executive's Pre-Retirement Separation from Service

          Subject to Sections 13.7 and 13.8, the Part B Account of a Key Executive who incurs a Separation from Service prior to his or her Retirement and other than on account of his or her death or Disability shall be paid to the Part B Participant in a lump-sum distribution within thirty (30) days following the date of such Separation from Service, notwithstanding any Part B Distribution Election pursuant to Section 13.1 to the contrary made by the Part B Participant.

Section 13.3 Distributions upon a Part B Participant's Death

           (a) The remaining balance of the Part B Account of a Part B Participant who dies (i) shall be paid to the persons and entities designated by the Part B Participant as his or her beneficiaries for such purpose and (ii) shall be paid in the manner set forth in this Section 13.3. Subject to Section 13.8, with respect to a Part B Participant who does not incur a Separation from Service prior to his or her death, such balance shall be paid as specified by the Part B Participant in a Part B Distribution Election made pursuant to this Section 13.3, or, if no such election is made, pursuant to Section 13.1 or Section 13.2, as applicable. Any such Part B Distribution Election made pursuant to this Section 13.3 shall specify (i) whether payment shall be made in a lump-sum distribution or in approximately equal annual installments over a period of 1 to 15 years, and (ii) whether payment(s) shall commence on the first, second, third, fourth or fifth anniversary of the date of death, or shall commence within thirty (30) days following the date of death. Subject to Section 13.8, with respect to a Part B Participant who does incur a Separation from Service prior to his or her death, upon such Part B Participant's death the remaining balance of the Part B Participant's Part B Account shall be paid as specified by the Part B Participant in a Part B Distribution Election made pursuant to this Section 13.3, or, if no such election is made, pursuant to Section 13.1 or Section 13.2, as applicable. Any such Part B Distribution Election made pursuant to this Section 13.3. shall specify (1) whether payment shall be made in a lump-sum distribution or in approximately equal annual installments over a period of 1 to 15 years, and (2) whether payment(s) shall commence on the first, second, third, fourth or fifth anniversary of the date of death, or shall commence within thirty (30) days following the date of death.

           (b) At the time a Part B Participant elects to defer Qualified Annual Bonus under Part B of the Plan for a specific Plan Year, he or she shall make a Part B Distribution Election pursuant to this Section 13.3 with respect to such deferrals. At the time a Part B Participant elects to defer Qualified Salary or Qualified Director Compensation under Part B of the Plan for a specific calendar year, he or she shall make a Part B Distribution Election pursuant to this Section 13.3 with respect to such deferrals. At the time a Part B Participant elects to defer Qualified Quarterly Bonuses under Part B of the Plan for a specific calendar year, he or she shall make a Part B Distribution Election pursuant to this Section 13.3 with respect to such deferrals. All such Part B Distribution Elections shall remain in effect and shall apply only to that portion of the Part B Participant's Part B Account that relates to Qualified Annual Bonus, Qualified Salary, Qualified Director Compensation or Qualified Quarterly Bonuses deferred during such Plan Year or calendar year, as applicable, as the same may increase from time to time. A Part B Distribution Election pursuant to this Section 13.3 for Qualified Annual Bonus deferrals for a specific Plan Year or for Qualified Salary, Qualified Director Compensation and Qualified Quarterly Bonus deferrals for a specific calendar year may be superseded by a subsequent election, which subsequent election shall then apply to that portion of the Part B Participant's Part B Account that relates to deferrals for such Plan Year or calendar year, as applicable, as the same may increase from time to time. Notwithstanding the foregoing, no subsequent election pursuant to this Section 13.3 shall be effective unless (i) it is made at least twelve (12) months prior to the Part B Participant's death, (ii) such election does not become effective until twelve (12) months after its submission and (iii) such election provides for the deferral of the date of commencement of distributions for a minimum of five (5) additional years. For purposes of the 5-year re-deferral limitation set forth in the preceding sentence, distributions that are to be paid in installments (as opposed to in a lump sum) shall be treated as a single payment payable on the date the installments are due to commence.

Section 13.4 Distributions upon a Part B Participant's Disability

           (a) The remaining balance of the Part B Account of a Part B Participant who becomes Disabled shall be paid in the manner set forth in this Section 13.4. Subject to Section 13.8, with respect to a Part B Participant who does not incur a Separation from Service prior to his or her Disability, such balance shall be paid, as specified by the Part B Participant in a Part B Distribution Election made pursuant to this Section 13.4, or, if no such election is made, pursuant to Section 13.1 or Section 13.2, as applicable. Any such Part B Distribution Election made pursuant to this Section 13.4 shall specify (i) whether payment shall be made in a lump-sum distribution or in approximately equal annual installments over a period of 1 to 15 years, and (ii) whether payment(s) shall commence on the first, second, third, fourth or fifth anniversary of the date of Disability, or shall commence within thirty (30) days following the date of Disability. Subject to Section 13.8, with respect to a Part B Participant who does incur a Separation from Service prior to his or her Disability, upon such Part B Participant's Disability the remaining balance of the Part B Participant's Part B Account shall be paid as specified by the Part B Participant in a Part B Distribution Election made pursuant to this Section 13.4, or, if no such election is made, pursuant to Section 13.1 or Section 13.2, as applicable. Any such Part B Distribution Election made pursuant to this Section 13.4 shall specify (1) whether payment shall be made in a lump-sum distribution or in approximately equal annual installments over a period of 1 to 15 years, and (2) whether payment(s) shall commence on the first, second, third, fourth or fifth anniversary of the date of Disability, or shall commence within thirty (30) days following the date of Disability.

           (b) At the time a Part B Participant elects to defer Qualified Annual Bonus under Part B of the Plan for a specific Plan Year, he or she shall make a Part B Distribution Election pursuant to this Section 13.4 with respect to such deferrals. At the time a Part B Participant elects to defer Qualified Salary or Qualified Director Compensation under Part B of the Plan for a specific calendar year, he or she shall make a Part B Distribution Election pursuant to this Section 13.4 with respect to such deferrals. At the time a Part B Participant elects to defer Qualified Quarterly Bonuses under Part B of the Plan for a specific calendar year, he or she shall make a Part B Distribution Election pursuant to this Section 13.4 with respect to such deferrals. All such Part B Distribution Elections shall remain in effect and shall apply only to that portion of the Part B Participant's Part B Account that relates to Qualified Annual Bonus, Qualified Salary, Qualified Director Compensation or Qualified Quarterly Bonuses deferred during such Plan Year or calendar year, as applicable, as the same may increase from time to time. A Part B Distribution Election pursuant to this Section 13.4 for Qualified Annual Bonus deferrals for a specific Plan Year or for Qualified Salary, Qualified Director Compensation and Qualified Quarterly Bonus deferrals for a specific calendar year may be superseded by a subsequent election, which subsequent election shall then apply to that portion of the Part B Participant's Part B Account that relates to deferrals for such Plan Year or calendar year, as applicable, as the same may increase from time to time. Notwithstanding the foregoing, no subsequent election pursuant to this Section 13.4 shall be effective unless (i) it is made at least twelve (12) months prior to the Part B Participant's Disability, (ii) such election does not become effective until twelve (12) months after its submission and (iii) such election provides for the deferral of the date of commencement of distributions for a minimum of five (5) additional years. For purposes of the 5-year re-deferral limitation set forth in the preceding sentence, distributions that are to be paid in installments (as opposed to in a lump sum) shall be treated as a single payment payable on the date the installments are due to commence.

Section 13.5 Distributions upon a Change in Control

          At the time a Part B Participant (i) elects to defer Qualified Annual Bonus under Part B of the Plan for a specific Plan Year, (ii) elects to defer Qualified Salary or Qualified Director Compensation under Part B of the Plan for a specific calendar year and (iii) elects to defer Qualified Quarterly Bonuses under Part B of the Plan for a specific calendar year, he or she shall have the opportunity to make a Part B Distribution Election pursuant to this Section 13.5 with respect to such deferrals such that, subject to Section 13.8, the remaining balance of that portion of the Part B Account of the Part B Participant at the time of a Change in Control shall be paid in the manner set forth in this Section 13.5 (whether or not such Change in Control occurs prior to or following the Part B Participant's Separation from Service for any reason). Such Part B Distribution Election shall specify (i) whether payment shall be made in a lump-sum distribution or in approximately equal annual installments over a period of 1 to 3 years, and (ii) whether payment(s) shall commence on the first anniversary of the date of the Change in Control, or shall commence within thirty (30) days following the date of the Change in Control. Each such Part B Distribution Election shall be irrevocable and shall apply only to that portion of the Part B Participant's Part B Account that relates to Qualified Annual Bonus, Qualified Salary, Qualified Director Compensation or Qualified Quarterly Bonuses deferred during such Plan Year or calendar year, as applicable, as the same may increase from time to time.

Section 13.6 Optional Distributions

           (a) At the time a Part B Participant (i) elects to defer Qualified Annual Bonus under Part B of the Plan for a specific Plan Year, (ii) elects to defer Qualified Salary or Qualified Director Compensation under Part B of the Plan for a specific calendar year and (iii) elects to defer Qualified Quarterly Bonuses under Part B of the Plan for a specific calendar year, he or she may also elect with respect to such deferrals, pursuant to this Section 13.6, to receive, subject to Section 13.8, a special, lump-sum distribution of any or all of such deferrals on a date specified by the Part B Participant in a Part B Distribution Election, which date must be at least 24 months after the date of such election. Any such special distribution shall be made within five (5) business days after the date therefor specified by the Part B Participant.

           (b) An election pursuant to this Section 13.6 may be superseded by a subsequent election; provided, however, that such subsequent election shall not be effective unless: (i) it is made at least twelve (12) months prior to the date upon which the special distribution would have otherwise been made; (ii) the subsequent election is not effective until twelve (12) months after its submission; and (ii) the date of the special distribution specified in the subsequent election is at least five (5) years later than the date specified in the initial election.

Section 13.7 Required Delay in Payments to Certain Part B Participants

          Notwithstanding anything herein to the contrary: no distributions to a Specified Employee under Part B of the Plan that are to be made as a result of the Specified Employee's Separation from Service for any reason other than death or Disability shall be made or commence prior to the date that is six months after the date of Separation from Service, or such shorter period that, in the opinion of such counsel, is sufficient to avoid the imposition of the additional tax under Section 409A(a)(1)(B) or any other taxes or penalties imposed under Section 409A (the "Section 409A Taxes"); provided that any distributions that otherwise would have been payable during such six-month (or shorter) period shall continue to accrue earnings under Article XII and shall be distributed (together with any earnings thereon) in lump sum on the first day following the expiration of such six-month (or shorter) period.

Section 13.8 Ordering of Distribution Elections

          In the event that a portion of a Part B Participant's Part B Account becomes payable under two or more Part B Distribution Elections made pursuant to Sections 13.1 through 13.6, the Part B Distribution Election that would result in the complete distribution of that portion of the Part B Participant's Part B Account on the earliest date shall control. For purposes of this Section 13.8, the payment of distributions pursuant to Section 13.2 following a Separation from Service other than by reason of death or Disability prior to Retirement shall be considered a Part B Distribution Election to receive such amounts in the manner specified in Section 13.2.

          By way of example, assume that a Part B Participant elects with respect to deferrals of Qualified Salary for the calendar year 2005 to receive distributions of that portion of the Part B Participant's Part B Account (i) pursuant to Section 13.1 in equal annual installments over 15 years commencing on the first anniversary of his or her Separation from Service upon Retirement and (ii) pursuant to Section 13.5 in lump sum within in 5 days following a Change in Control. Assume further that the Part B Participant incurs a Separation from Service due to Retirement on July 1, 2007 and that a Change in Control subsequently occurs on February 17, 2010. On July 1, 2008, the Part B Participant would commence receipt of distributions with respect to his or her Qualified Salary deferrals from the calendar year 2005 (increased by any earnings thereon), installments of which would be paid on July 1, 2008 and July 1, 2009, then, within 5 days of February 17, 2010, the Part B Participant would receive a lump sum distribution of the remaining portion of his or her Part B Account that relates to deferrals of Qualified Salary during the calendar year 2005 (together with any earnings thereon).

Section 13.9 Timing of Distribution Elections for Certain Section 409A Deferrals

          Notwithstanding anything herein to the contrary, each Part B Participant may make Part B Distribution Elections with respect to Section 409A Deferrals pursuant to this Article XIII (and shall have the ability to replace such elections with subsequent elections without the imposition of any of the limitations on subsequent elections set forth in this Article XIII) at any time prior to December 31, 2006; provided, however, that no such Part B Distribution Election made in the calendar year 2006 may change payment elections with respect to payments that the Part B Participant would otherwise receive in the calendar year 2006, or to accelerate payments into calendar year 2006 that would not have otherwise been made in 2006.

Section 13.10 Applicable Taxes

          All distributions under Part B of the Plan shall be subject to withholding for all amounts which the Company is required to withhold under federal, state or local tax law.

ARTICLE XIV

WITHDRAWALS FROM DEFERRED COMPENSATION ACCOUNTS

Section 14.1 Hardship Distributions from Part B Accounts

           (a) By delivering a written election to such effect to the Administrator, at any time a Part B Participant may elect to take a distribution from the Part B Participant's Part B Account on account of the Part B Participant's Hardship, but only to the extent that the Hardship is not otherwise relievable:

           (i) through reimbursement or compensation by insurance or otherwise,

           (ii) by liquidation of the Participant's assets (to the extent that such liquidation does not itself cause a Hardship), or

           (iii) cessation of deferrals under the Plan.

           (b) The amount of the hardship withdrawal pursuant to this Section 14.1 shall not exceed the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

Section 14.2 Withdrawals to Pay Employment Taxes

          The Administrator shall automatically make a distribution from a Part B Participant's Part B Account as and to the extent necessary, as determined by the Administrator, to pay (a) the Federal Insurance Contributions Act (FICA) tax imposed on the Part B Participant in respect of Section 409A Deferrals under Sections 3101, 3121(a) and 3121(v)(2) of the Code, as applicable, and/or (b) any income tax withholding imposed on the Part B Participant in respect of Section 409A Deferrals under federal, state or local tax law as a result of the payment of the FICA tax; provided, in each case, that such distribution does not exceed the aggregate amount of the FICA tax and such income tax withholding.

Section 14.3 Withdrawals Upon Amounts Becoming Subject to Section 409A

          The Administrator shall automatically make a distribution from a Part B Participant's Part B Account at any time the Administrator determines, upon the advice of counsel, that all or a portion of Part B of this Plan fails to meet the requirements of Section 409A; provided that any distribution pursuant to this Section 14.3 does not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A.

Section 14.4 Payment of Withdrawals

          All withdrawals under this Article XIV shall be paid within thirty (30) days after either (i) a valid election to withdraw pursuant to Section 14.1 is delivered to the Administrator or (ii) the Administrator makes a determination to permit the withdrawal under Sections 14.2 or 14.3. The Administrator shall give prompt notice to the Part B Participant if an election under Section 14.1 is invalid and is therefore rejected, identifying the reason(s) for the invalidity. If the Administrator has not paid but has not affirmatively rejected an election within the applicable thirty (30) day deadline, then the election shall be deemed rejected, on the thirtieth (30th) day, as applicable. If a withdrawal election is rejected, the Part B Participant may bring a claim for benefits under Section 15.11.

Section 14.5 Effect of Withdrawals

          If a Part B Participant receives a withdrawal under this Article XIV after payments have commenced under Article XIII, the remaining payments shall be recalculated, by reamortizing the remaining payments over the remaining term and applying the then-current rate used to credit earnings under Section 12.3.

Section 14.6 Applicable Taxes

          All withdrawals under Part B of the Plan shall be subject to withholding for all amounts which the Company is required to withhold under federal, state or local tax law.

ARTICLE XV

ADMINISTRATIVE PROVISIONS

Section 15.1 Administrator's Duties and Powers

          The Administrator shall conduct the general administration of Part B of the Plan in accordance with Part B of the Plan and shall have all the necessary power, authority and discretion to carry out that function. Among its necessary powers and duties are the following:

           (a) To delegate all or part of its function as Administrator to others and to revoke any such delegation.

           (b) To determine questions of eligibility of Part B Participants and their entitlement to benefits, subject to the provisions of Section 15.11.

           (c) To select and engage attorneys, accountants, actuaries, trustees, appraisers, brokers, consultants, administrators, physicians, or other persons to render service or advice with regard to any responsibility the Administrator or the Board has under Part B of the Plan, or otherwise, to designate such persons to carry out fiduciary responsibilities under Part B of the Plan, and (together with the Committee, the Company, the Board and the officers and Employees of the Company) to rely upon the advice, opinions or valuations of any such persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith.

           (d) To interpret Part B of the Plan and any relevant facts for purpose of the administration and application of Part B of the Plan, in a manner not inconsistent with Part B of the Plan or applicable law and to amend or revoke any such interpretation.

           (e) To conduct claims procedures as provided in Section 15.11.

Section 15.2 Limitations Upon Powers

          The Plan shall be uniformly and consistently administered, interpreted and applied with regard to all Part B Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of Part B of the Plan. Notwithstanding the foregoing, the distribution forms and commencement dates specified in Section 13.1(a) shall apply to such Part B Participants, and in such manner, as the Administrator determines in its sole discretion.

Section 15.3 Final Effect of Administrator Action

          Except as provided in Section 15.11, all actions taken and all determinations made by the Administrator in good faith shall be final and binding upon all Part B Participants, the Company and any person interested in Part B of the Plan.

Section 15.4 Delegation by Administrator

           (a) The Administrator may, but need not, appoint a delegate (the "Delegate") which may be a single individual or a Committee consisting of two or more members, to hold office during the pleasure of the Administrator. The Delegate shall have such powers and duties as are delegated to it by the Administrator. The Delegate and/or Committee members shall not receive payment for their services as such.

           (b) Appointment of the Delegate and/or Committee members shall be effective upon filing of written acceptance of appointment with the Administrator.

           (c) The Delegate and/or Committee member may resign at any time by delivering written notice to the Administrator.

           (d) Vacancies in the Delegate and/or Committee shall be filled by the Administrator.

           (e) If there is a Committee, the Committee shall act by a majority of its members in office; provided, however, that the Committee may appoint one of its members or a delegate to act on behalf of the Committee on matters arising in the ordinary course of administration of Part B of the Plan or on specific matters.

Section 15.5 Indemnification by the Company; Liability Insurance

          The Company shall pay or reimburse any of the Company's officers, directors, Committee members or Employees who are fiduciaries with respect to Part B of the Plan for all expenses incurred by such persons in, and shall indemnify and hold them harmless from, all claims, liability and costs (including reasonable attorneys' fees) arising out of the good faith performance of their duties under Part B of the Plan. The Company may obtain and provide for any such person, at the Company's expense, liability insurance against liabilities imposed on such person by law.

Section 15.6 Recordkeeping

           (a) The Administrator shall maintain suitable records of each Part B Participant's Part B Account which, among other things, shall show separately deferrals and the earnings credited thereon, as well as distributions and withdrawals therefrom and records of its deliberations and decisions.

           (b) The Administrator shall appoint a secretary, and at its discretion, an assistant secretary, to keep the record of proceedings, to transmit its decisions, instructions, consents or directions to any interested party, to execute and file, on behalf of the Administrator, such documents, reports or other matters as may be necessary or appropriate under ERISA and to perform ministerial acts.

           (c) The Administrator shall not be required to maintain any records or accounts which duplicate any records or accounts maintained by the Company.

Section 15.7 Statement to Part B Participants

          By March 15 of each year, the Administrator shall furnish to each Part B Participant a statement setting forth the value of the Part B Participant's Part B Account as of the preceding December 31 and such other information as the Administrator shall deem advisable to furnish.

Section 15.8 Inspection of Records

          Copies of the Plan and records of a Part B Participant's Part B Account shall be open to inspection by the Part B Participant or the Part B Participant's duly authorized representatives at the office of the Administrator at any reasonable business hour.

Section 15.9 Identification of Fiduciaries

          The Administrator shall be the named fiduciary of Part B of the Plan and, as permitted or required by law, shall have exclusive authority and discretion to operate and administer Part B of the Plan.

Section 15.10 Procedure for Allocation of Fiduciary Responsibilities

           (a) Fiduciary responsibilities under Part B of the Plan are allocated as follows:

           (i) The sole duties, responsibilities and powers allocated to the Board, any Committee and any fiduciary shall be those expressly provided in the relevant Sections of Part B of the Plan.

           (ii) All fiduciary duties, responsibilities, and powers not allocated to the Board, any Committee or any fiduciary, are hereby allocated to the Administrator, subject to delegation.

           (b) Fiduciary duties, responsibilities and powers under Part B of the Plan may be reallocated among fiduciaries by amending the Plan in the manner prescribed in Section 16.6, followed by the fiduciaries' acceptance of, or operation under, such amended Plan.

Section 15.11 Claims Procedure

           (a) Any Part B Participant or Beneficiary has the right to make a written claim for benefits under Part B of the Plan. If such a written claim is made, and the Administrator wholly or partially denies the claim, the Administrator shall provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant:

          (i)    the specific reason or reasons for such denial;

          (ii)   specific reference to pertinent Plan provisions on which the denial is based;

          (iii)  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (iv)   an explanation of the Plan's claims review procedure and time limits applicable to those procedures, including a statement of the claimant's right to bring a civil action under ERISA Section 502(a) if the claim is denied on appeal.

           (b) The written notice of any claim denial pursuant to Section 15.11(a) shall be given not later than thirty (30) days after receipt of the claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing the claim, in which event:

          (i)    written notice of the extension shall be given by the Administrator to the claimant prior to thirty(30) days after receipt of the claim;

          (ii)   the extension shall not exceed a period of thirty (30) days from the end of the initial thirty (30) day period for giving notice of a claim denial; and

          (iii)  the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Administrator expects to render the benefit determination.

           (c) The decision of the Administrator shall be final unless the claimant, within sixty (60) days after receipt of notice of the claims denial from the Administrator, submits a written request to the Board, or its delegate, for an appeal of the denial. During that sixty (60) day period, the claimant shall be provided, upon request and free of charge, reasonable access to , and copies of, all documents, records and other information relevant to the claim for benefits. The claimant shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits as part of the claimant's appeal. The claimant may act in these matters individually, or through his or her authorized representative.

           (d) After receiving the written appeal, if the Board, or its delegate, shall issue a written decision notifying the claimant of its decision on review, not later than thirty (30) days after receipt of the written appeal, unless the Board or its delegate determines that special circumstances require an extension of time for reviewing the appeal, in which event:

           (i) written notice of the extension shall be given by the Board or its delegate prior to thirty (30) days after receipt of the written appeal;

           (ii) the extension shall not exceed a period of thirty (30) days from the end of the initial thirty (30) day review period;

           (iii) the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Board or its delegate expects to render the appeal decision.

The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is received by the Board or its delegate, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing of the appeal. If the period of time for reviewing the appeal is extended as permitted above, due to a claimant's failure to submit information necessary to decide the claim on appeal, then the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

           (e) In conducting the review on appeal, the Board or its delegate shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. If the Board or its delegate upholds the denial, the written notice of decision from the Board or its delegate shall set forth, in a manner calculated to be understood by the claimant:

          (i)    the specific reason or reasons for the denial

          (ii)   specific reference to pertinent Plan provisions on which the denial is based;

          (iii)  a statement that the claimant is entitled to be receive, upon request and free of charge, reasonable access to , and copies of, all documents, records and other information relevant to the claim for benefits.

          (iv)   A statement of the claimant's right to bring a civil action under ERISA 502(a).

           (f) If the Plan or any of its representatives fail to follow any of the above claims procedures, the claimant shall be deemed to have duly exhausted the administrative remedies available under the plan and shall be entitled to pursue any available remedies under ERISA Section 502(a), including but not limited to the filing of an action for immediate declaratory relief regarding benefits due under the Plan.

Section 15.12 Conflicting Claims

          If the Administrator is confronted with conflicting claims concerning a Part B Participant's Part B Account, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion, and in either case, the attorneys' fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Part B Participant's Part B Account.

Section 15.13 Service of Process

          The Secretary of Computer Sciences Corporation is hereby designated as agent of the Plan for the service of legal process.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.1 Termination of Part B of the Plan

           (a) While Part B of the Plan is intended as a permanent program, the Board shall have the right at any time to declare Part B of the Plan terminated completely as to the Company or as to any group, division or other operational unit thereof or as to any affiliate thereof.

           (b) Discharge or layoff of any Employees without such a declaration shall not result in a termination of Part B of the Plan.

           (c) Subject to Section 16.1(d), in the event of any termination, the Board, in its sole and absolute discretion may elect to:

           (i) maintain Part B Participants' Part B Accounts, payment of which shall be made in accordance with Articles XIII and XIV; or

           (ii) to the extent permissible under Section 409A without the imposition of the Section 409A Taxes, liquidate all of Part B of the Plan and distribute each Part B Participant's Part B Account in a lump sum or in installments; provided that all such distributions (i) commence no earlier than the date that is twelve (12) months following the date of such termination (or such earlier date permitted under Section 409A without the imposition of the Section 409A Taxes) and (ii) are completed by the date that is twenty-four (24) months following the date of such termination (or such later date permitted under Section 409A without the imposition of the Section 409A Taxes).

           (d) Notwithstanding anything herein to the contrary, to the extent permitted under Section 409A without the imposition of the Section 409A Taxes, the Board (including the board of directors of any successor the to Company) shall have the right at any time within the period beginning thirty (30) days prior to a Change in Control and ending twelve (12) months following a Change in Control, to completely terminate Part B of this Plan. In the event of a Plan termination pursuant to this Section 16.1(d), the Administrator shall liquidate all of Part B of this Plan and distribute each Part B Participant's Part B Account in a lump sum or in installments; provided that all such distributions are completed by the date that is thirty (30) days following the date of such termination.

Section 16.2 Limitation on Rights of Part B Participants

          The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Employee or any Nonemployee Director, or consideration for, or an inducement or condition of, the employment of an Employee or service of a Nonemployee Director. Nothing contained in Part B of the Plan shall give any Employee or Nonemployee Director the right to be retained in the service of a Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Employee or Nonemployee Director, except as otherwise provided by a written employment agreement between the Company and the Employee or Nonemployee Director, at any time without notice and with or without cause. Inclusion under Part B of the Plan will not give any Employee or Nonemployee Director any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of Part B of the Plan. The doctrine of substantial performance shall have no application to Employees, Nonemployee Directors, Part B Participants or any other persons entitled to payments under Part B of the Plan.

Section 16.3 Consolidation or Merger; Adoption of Plan by Other Companies

           (a) In the event of the consolidation or merger of the Company with or into any other entity, or the sale by the Company of substantially all of its assets, the resulting successor may continue Part B of the Plan by adopting it in a resolution of its Board of Directors. If within 90 days from the effective date of such consolidation, merger or sale of assets, such successor corporation does not adopt Part B of the Plan, Part B of the Plan shall be terminated in accordance with Section 16.1.

           (b) There shall be no merger or consolidation with, or transfer of the liabilities of Part B of the Plan to, any other plan unless each Part B Participant in Part B of the Plan would have, if the combined or successor plans were terminated immediately after the merger, consolidation, or transfer, an account which is equal to or greater than his or her corresponding Part B Account under Part B of the Plan had Part B of the Plan been terminated immediately before the merger, consolidation or transfer.

Section 16.4 Errors and Misstatements

          In the event of any misstatement or omission of fact by a Part B Participant to the Administrator or any clerical error resulting in payment of benefits in an incorrect amount, the Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts and shall cause the Company to pay the Part B Participant or any other person entitled to payment under Part B of the Plan any underpayment in cash in a lump sum, or to recoup any overpayment from future payments to the Part B Participant or any other person entitled to payment under Part B of the Plan in such amounts as the Administrator shall direct, or to proceed against the Part B Participant or any other person entitled to payment under Part B of the Plan for recovery of any such overpayment.

Section 16.5 Payment on Behalf of Minor, Etc.

          In the event any amount becomes payable under Part B of the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Company, the Board, the Administrator, the Committee and their officers, directors and employees.

Section 16.6 Amendment of Plan

          The Plan may be wholly or partially amended by the Board from time to time, in its sole and absolute discretion, including prospective amendments which apply to amounts held in a Part B Participant's Part B Account as of the effective date of such amendment and including retroactive amendments necessary to conform to the provisions and requirements of ERISA or the Code; provided, however, that no amendment shall decrease the amount of any Part B Participant's Part B Account as of the effective date of such amendment. Notwithstanding the foregoing, Section 16.7 shall not be amended in any respect on or after a Change in Control and no amendment to this Plan shall reduce, limit or eliminate any rights of a Part B Participant to distributions pursuant to Article XIV for deferrals for which elections under Article XI occurred prior to the effective date of the amendment, without the Part B Participant's prior written consent, except for amendments necessary to conform to the provisions and requirements of ERISA or the Code.

Section 16.7 Funding

           (a) Subject to Section 16.7(b), all benefits payable under Part B of the Plan will be paid from the general assets of the Company and no Part B Participant or beneficiary shall have any claim against any specific assets of the Company.

           (b) Not later than the occurrence of a Change in Control, the Company shall cause to be transferred to a grantor trust described in Section 671 of the Code, assets equal in value to all accrued obligations under Part B of the Plan as of one day following a Change in Control, in respect of both active employees of the Company and retirees as of that date. Such trust by its terms shall, among other things, be irrevocable. The value of liabilities and assets transferred to the trust shall be determined by one or more nationally recognized firms qualified to provide actuarial services as described in Section 4 of the Computer Sciences Corporation Severance Plan for Senior Management and Key Employees. The establishment and funding of such trust shall not affect the obligation of the Company to provide benefits payments under the terms of Part B of the Plan to the extent such benefits are not paid from the trust.

Section 16.8 Governing Law

          The Plan shall be construed, administered and governed in all respects under and by the laws of the State of California, except to the extent such laws may be preempted by ERISA.

Section 16.9 Pronouns and Plurality

          The masculine pronoun shall include the feminine pronoun, and the singular the plural where the context so indicates.

Section 16.10 Titles

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of Part B of the Plan.

Section 16.11 References

          Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed statute, regulation or document.